7C.

List the name of each series or portfolio below and give a consecutive number to each series or portfolio starting with the number 1:

 Series
 Number*        Series Name                           Last?
 ------         -----------------------------------   -------
 100***        	Dimensional 2050 Target Date
Retirement Income Fund  N
 101***		Dimensional 2055 Target Date
Retirement Income Fund N
 102***		Dimensional 2060 Target Date
Retirement Income Fund	        N
 103***		Dimensional 2005 Target Date
Retirement Income Fund	        N
 104*** 	Dimensional 2010 Target Date
Retirement Income Fund	        N
 105***		Dimensional 2015 Target Date
Retirement Income Fund	        N
 106***		Dimensional 2020 Target Date
Retirement Income Fund 	       N
 107***		Dimensional 2025 Target Date
Retirement Income Fund        N
 108***		Dimensional 2030 Target Date
Retirement Income Fund
 			         N
 109***		Dimensional 2035 Target Date
Retirement Income Fund	        N
 110***		Dimensional 2040 Target Date
Retirement Income Fund	        N

*Assigned a series number of 100 or higher

**The funds/portolios listed have been registered but have not commenced operations as of October 31, 2015.